[logo] Department of the Treasury
Instructions for Form                                   INTERNAL REVENUE SERVICE
W-8IMY
(Rev. August 2001)

(Use with the December 2000 revision of Form W-8IMY.)
CERTIFICATE OF FOREIGN INTERMEDIARY, FOREIGN FLOW-THROUGH ENTITY, OR CERTAIN U.S. BRANCHES FOR UNITED STATES TAX WITHHOLDING Section references are to the Internal Revenue Code unless otherwise noted.
--------------------------------------------------------------------------------

GENERAL INSTRUCTIONS

NOTE: For definitions of terms used throughout these instructions, see DEFINITIONS on pages 2 and 3.

            Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of interest (including certain original issue discount (OID)), dividends, rents, premiums, annuities, compensation for, or in expectation of, services performed, or other fixed or determinable annual or periodical (FDAP) gains, profits, or income. This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, trustee, executor, or partnership, for the benefit of the beneficial owner.

NOTE: For additional information and instructions for the withholding agent, see the INSTRUCTIONS FOR THE REQUESTER OF FORMS W-8BEN, W-8ECI, W-8EXP, AND W-8IMY.

WHO MUST FILE. Form W-8IMY must be provided by:

o A foreign person, or a foreign branch of a U.S. person, to establish that it is a qualified intermediary that is not acting for its own account, to represent that it has provided or will provide a withholding statement, as required, and, if applicable, to represent that it has assumed primary withholding responsibility under Chapter 3 of the Code and/or primary Form 1099 reporting and backup withholding responsibility.

o A foreign person to establish that it is a nonqualified intermediary that is not acting for its own account, and, if applicable, that it is using the form to transmit withholding certificates and/or other documentary evidence and has provided, or will provide, a withholding statement as required. A U.S. person cannot be a nonqualified intermediary.

o A U.S. branch of certain foreign banks or foreign insurance companies to represent that the income it receives is not effectively connected with the conduct of a trade or business within the United States AND either (A) that it is using the form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to any payments associated with the Form W-8IMY or (B) that it is using the certificate to transmit the documentation of the persons for whom it receives a payment and has provided, or will provide, a withholding statement, as required.

o A flow-through entity to represent that it is (A) a withholding foreign partnership or withholding foreign trust and will provide a withholding statement, as required or (B) a nonwithholding foreign partnership or nonwithholding foreign simple or grantor trust, the income which it receives is not effectively connected with a U.S. trade or business, and it has provided a withholding statement as required.

NOTE: Solely for purposes of providing this form, a reverse hybrid entity that is providing documentation on behalf of its interest holders to claim a reduced rate of withholding under a treaty is considered to be a non qualified intermediary unless it has entered into a qualified intermediary agreement with the IRS.

            Provide Form W-8IMY to the withholding agent or payer before income is paid or credited to you on behalf of the beneficial owner. Failure to provide a Form W-8IMY or failure to provide necessary documentation and withholding statements to be associated with the form may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.

            DO NOT use Form W-8IMY if:

o You are the beneficial owner of U.S. source income (other than income that is effectively connected with the conduct of a trade or business within the United States) and you need to establish that you are not a U.S. person. Instead, submit FORM W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

o You are the beneficial owner of U.S. source income (other than income that is effectively connected with the conduct of a trade or business within the United States) and are claiming a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty. Instead, provide Form W-8BEN.

o You are filing for a hybrid entity claiming treaty benefits on its own behalf, or you are filing for a reverse hybrid entity and are NOT claiming treaty benefits on behalf of its interest holders. Instead, provide FORM W-8BEN.

o You are the beneficial owner of income that is effectively connected with the conduct of a trade or business within the United States. Instead, provide FORM W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States.

o You are a nonresident alien individual who claims exemption from withholding on compensation for independent or certain dependent personal services performed in the United States. Instead, provide FORM 8233, Exemption From Withholding on Compensation
                                Cat. No. 25904R
for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or FORM W-4, Employee's Withholding Allowance Certificate.

o You are filing for a disregarded entity. (A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.) Instead, provide Form W-8BEN or W-8ECI.

o You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide FORM W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, these entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim exempt recipient status for backup withholding purposes.

GIVING FORM W-8IMY TO THE WITHHOLDING AGENT. DO NOT send Form W-8IMY to the IRS. Instead, give it to the person who is requesting it. Generally, this person will be the one from whom you receive the payment or who credits your account. Give Form W-8IMY to the person requesting it before income is paid to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold at a 30% rate (foreign-person withholding) or backup withholding rate. Generally, a separate Form W-8IMY must be submitted to each withholding agent.

CHANGE IN CIRCUMSTANCES. If a change in circumstances makes any information on the Form W-8IMY (or any documentation or a withholding statement associated with the Form W-8IMY) you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the changes in circumstances and you must file a new Form W-8IMY or provide new documentation or a new withholding statement.

            You must update the information associated with Form W-8IMY as often as is necessary to enable the withholding agent to withhold at the appropriate rate on each payment and to report such income.

EXPIRATION OF FORM W-8IMY. Generally, a Form W-8IMY remains valid until the status of the person whose name is on the certificate is changed in a way relevant to the certificate or circumstances change that make the information on the certificate no longer correct. The indefinite validity period does not extend, however, to any withholding certificates, documentary evidence, or withholding statements associated with the certificate.

DEFINITIONS

FOREIGN PERSON. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

INTERMEDIARY. An intermediary is any person that acts as a custodian, broker, nominee, or otherwise as an agent for another person, regardless of whether that other person is the beneficial owner of the amount paid, a flow-through entity, or another intermediary.

            QUALIFIED INTERMEDIARY. A qualified intermediary is a person that is a party to a withholding agreement with the IRS and is:

o A foreign financial institution or a foreign clearing organization (other than a U.S. branch or U.S. office of the institution or organization),

o A foreign branch or office of a U.S. financial institution or a foreign branch or office of a U.S. clearing organization,

o A foreign corporation for purposes of presenting claims of benefits under an income tax treaty on behalf of its shareholders, or

o Any other person the IRS accepts as a qualified intermediary and who enters into a withholding agreement with the IRS.

            See Rev. Proc. 2000-12, 2000-4 I.R.B. 387, for procedures to apply to be a qualified intermediary.

            NONQUALIFIED INTERMEDIARY. A nonqualified intermediary is any intermediary that is not a U.S. person and that is not a qualified intermediary.

BENEFICIAL OWNER. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

            Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not itself a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owner of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

            The beneficial owner of income paid to a foreign estate is the estate itself.

FLOW-THROUGH ENTITY. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see page 3) with respect to the payment by an interest holder's jurisdiction.

WITHHOLDING FOREIGN PARTNERSHIP OR WITHHOLDING FOREIGN TRUST. A withholding foreign partnership or withholding foreign trust is a foreign partnership or a foreign simple or grantor trust that has entered into a withholding agreement with the IRS in which it agrees to assume primary withholding responsibility for all payments that are made to it for its partners, beneficiaries, or owners.

NONWITHHOLDING FOREIGN PARTNERSHIP, SIMPLE TRUST, OR GRANTOR TRUST. A nonwithholding foreign partnership is any foreign partnership other than a withholding foreign partnership. A nonwithholding foreign simple trust is any foreign simple trust that is not a withholding foreign trust. A nonwithholding foreign grantor trust is any foreign grantor trust that is not a withholding foreign trust.

HYBRID ENTITY. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid status is relevant for claiming treaty benefits.

REVERSE HYBRID ENTITY. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty.

FISCALLY TRANSPARENT ENTITY. An entity is treated as fiscally transparent with respect to an item of income to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity.

AMOUNTS SUBJECT TO WITHHOLDING. Generally, an amount subject to withholding is an amount from sources within the United States that is FDAP income. FDAP income is all income included in gross income, including interest (and original issue discount), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums). FDAP income also does not include items of U.S. source income that are excluded from gross income without regard to the U.S. or foreign status of the holder, such as interest under section 103(a).

REPORTABLE AMOUNT. Solely for purposes of the statements required to be attached to Form W-8IMY, a reportable amount is an amount subject to withholding, U.S. source deposit interest (including original issue discount), and U.S. source interest or original issue discount on the redemption of short-term obligations. It does not include payments on deposits with banks and other financial institutions that remain on deposit for 2 weeks or less or amounts received from the sale or exchange (other than a redemption) of a short-term obligation that is effected outside the United States. It also does not include amounts of original issue discount arising from a sale and repurchase transaction completed within a period of 2 weeks or less, or amounts described in Regulations section 1 .6049-5(b)(7), (10), or (11) (relating to certain obligations issued in bearer form). See the instructions for Forms 1042-S and 1099 to determine whether these amounts are also subject to information reporting.

WITHHOLDING AGENT. A withholding agent is any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

--------------------------------------------------------------------------------
SPECIFIC INSTRUCTIONS

PART I

LINE 1. Enter your name. By doing so, you are representing to the payer or withholding agent that you are not the beneficial owner of the amounts that will be paid to you.

LINE 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter "N/A" (for "not applicable").

LINE 3. Check the ONE box that applies. If you are a foreign partnership receiving the payment on behalf of your partners, check the "Withholding foreign partnership" box or the "Nonwithholding foreign partnership" box, whichever is appropriate. If you are a foreign simple trust or foreign grantor trust receiving the payment on behalf of your beneficiaries or owners, check the "Withholding foreign trust" box, the "Nonwithholding foreign simple trust" box, or the "Nonwithholding foreign grantor trust" box, whichever is appropriate. If you are a foreign partnership (or a foreign trust) receiving a payment on behalf of persons other than your partners (or beneficiaries or owners), check the "Qualified intermediary" box or the "Nonqualified intermediary" box, whichever is appropriate. A reverse hybrid entity that is providing documentation from its interest holders to claim a reduced rate of withholding under a treaty should check the "Nonqualified intermediary" box unless it has entered into a qualified intermediary agreement with the IRS. See PARTS 11 THROUGH VI on page 4 if you are acting in more than one capacity.

LINE 4. Your permanent residence address is the address in the country where you claim to be a resident. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office or, if you are an individual, where you normally reside.

LINE 5. Enter your mailing address only if it is different from the address you show on line 4.

LINE 6. You must provide an employer identification number (EIN) if you are a U.S. branch of a foreign bank or insurance company.

            If you are acting as a qualified intermediary or a withholding foreign partnership or a withholding foreign trust, you must use the EIN that was issued to you in such capacity (your "QI-EIN"). If you also act as a nonqualified intermediary with respect to other amounts subject to withholding, you must complete a separate Form W-8IMY for those amounts and use the FIN, if any, that is NOT your QI-FIN.

            A nonqualified intermediary, a nonwithholding foreign partnership, or a nonwithholding foreign simple or grantor trust is generally not required to provide a U.S. TIN. However, a nonwithholding foreign grantor trust with five or fewer grantors is required to provide an EIN.

LINE 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here.

LINE 8. This line may be used by the filer of Form W-8IMY or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, a withholding agent who is required to associate a particular Form W-8BEN with this Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear.

PARTS II THROUGH VI

You should complete only one part. If you are acting in multiple capacities, you must provide separate Forms W-8IMY for each capacity. For example, if you are acting as a qualified intermediary for one account, but a nonqualified intermediary for another account, you must provide one Form W-8IMY in your capacity as a qualified intermediary, and a separate Form W-8IMY in your capacity as a nonqualified intermediary.

PART II -- QUALIFIED INTERMEDIARY

            Check box 9A if you are a qualified intermediary (QI) (whether or not you assume primary withholding responsibility) for the income for which you are providing this form. By checking the box, you are certifying to all of the statements contained on line 9a.

            Check box 9B only if you have assumed primary withholding responsibility under Chapter 3 of the Code (nonresident alien withholding) with respect to the accounts identified on this line or in a withholding statement associated with this form. Check box 9C only if you have assumed primary Form 1099 reporting and backup withholding responsibility as authorized in a withholding agreement with the IRS with respect to the accounts identified on this line or in a withholding statement associated with this form.

            Although a QI obtains withholding certificates or appropriate documentation from beneficial owners, payees, and, if applicable, shareholders, as specified in your withholding agreement with the IRS, a QI does not need to attach the certificates or documentation to this form. However, to the extent you have not assumed primary Form 1099 reporting or backup withholding responsibility, you must disclose the names of those U.S. persons for whom you receive reportable amounts and that are not exempt recipients (as defined in Regulations section 1 .6049-4(c)(1 )(ii) or under section 6041, 6042, 6045, or 6050N). You should make this disclosure by attaching to Form W-8IMY the Forms W-9 (or substitute forms) of persons that are not exempt recipients. If you do not have a Form W-9 for a non-exempt U.S. payee, you must attach to Form W-8IMY any information you do have regarding that person's name, address, and TIN.

WITHHOLDING STATEMENT OF A Q1. As a QI, you must provide a withholding statement to each withholding agent from which you receive reportable amounts. The withholding statement becomes an integral part of the Form W-8IMY and, therefore, the certification statement that you sign in Part VII of the form applies to the withholding statement as well as to the form. The withholding statement must:

            1. Designate those accounts for which you act as a Q1.

            2. Designate those accounts for which you assumed primary withholding responsibility under Chapter 3 of the Code and/or primary Form 1099 reporting and backup withholding responsibility.

            3. Provide information regarding withholding rate pools.

            A WITHHOLDING RATE POOL is a payment of a single type of income, based on the categories of income reported on Form 1042-S or Form 1099 (for example, interest or dividends), that is subject to a single rate of withholding. The withholding rate pool may be established by any reasonable method agreed upon by you and the withholding agent. For example, you may agree to establish a separate account for a single withholding rate pool or you may agree to divide a payment made to a single account into portions allocable to each withholding rate pool. You must provide the withholding rate pool information that is required for the withholding agent to meet its withholding and reporting obligations. A withholding agent may request any information reasonably necessary to withhold and report payments correctly.

            If you do not assume primary Form 1099 reporting and backup withholding responsibility, you must establish a separate withholding rate pool for each U.S. non-exempt recipient account holder disclosed to the withholding agent unless the alternative procedure is used (see below). The withholding rate pools are based on valid documentation that you obtain under your withholding agreement with the IRS or, if a payment cannot be reliably associated with valid documentation, under the applicable presumption rules.

            ALTERNATIVE PROCEDURE FOR U.S. NON-EXEMPT RECIPIENTS. If permitted by the 01 withholding agreement with the IRS and if approved by the withholding agent, you may establish:

o A single withholding rate pool (not subject to backup withholding) for all U.S. non-exempt recipient account holders for whom you have provided Forms W-9 prior to the withholding agent making any payments. Alternatively, you may include such U.S. non-exempt recipients in a zero rate withholding pool that includes U.S. exempt recipients and foreign persons exempt from non-resident alien withholding provided all the conditions of the alternative procedure are met AND

o A separate withholding rate pool (subject to backup withholding) for all U.S. non-exempt recipient account holders for whom you have not provided Forms W-9 prior to the withholding agent making any payments.

            If you elect the alternative procedure, you must provide the information required by your QI withholding agreement to the withholding agent not later than January 15 of the year following the year in which the payments are paid. Failure to provide this information may result in penalties under sections 6721 and 6722 and termination of your withholding agreement with the IRS.

UPDATING THE STATEMENT. The statement by which you identify the relevant withholding rate pools must be updated as often as is necessary to allow the withholding agent to withhold at the appropriate rate on each payment and to correctly report the income to the IRS. The updated information becomes an integral part of Form W-8IMY.

PART III -- NONQUALIFIED INTERMEDIARY

If you are providing Form W-8IMY as a nonqualified intermediary (NQI), you must check box L0A. By checking this box, you are certifying to all of the statements on line 10A. Check box l0b if you are using this form to transmit withholding certificates or other documentation.

If you are acting on behalf of another NQI or on behalf of a foreign partnership or foreign trust that is not a withholding foreign partnership or a withholding foreign trust, you must attach to your Form W-8IMY the Form W-8IMY of the other NQI or the foreign partnership or the foreign trust together with the withholding certificates and other documentation attached to that Form W-8IMY.

WITHHOLDING STATEMENT OF AN NQI. An NQI must provide a withholding statement to obtain reduced rates of withholding for its customers and to avoid certain reporting responsibilities. The withholding statement must be provided prior to a payment and becomes an integral part of the Form W-8IMY and, therefore, the certification statement that you sign in Part VII of the form applies to the withholding statement as well as to the form. The withholding statement must:

            1. Contain the name, address, U.S. TIN (if any), and the type of documentation (documentary evidence, Form W-9, or type of Form W-8) for every person for whom documentation has been received and must state whether that person is a U.S. exempt recipient, a U.S. non-exempt recipient, or a foreign person. The statement must indicate whether a foreign person is a beneficial owner or an intermediary, flow-through entity, or U.S. branch and the type of recipient, based on the recipient codes reported on Form 1042-S.

            2. Allocate each payment by income type to every payee for whom documentation has been provided. The type of income is based on the income codes reported on Form 1042-S (or, if applicable, the income categories for Form
1099). If a payee receives income through another NQI, flow-through entity, or U.S. branch, your withholding certificate must also state the name, address, and U.S. TIN, if known, of the other NQI or U.S. branch from which the payee directly receives the payment or the flow-through entity in which the payee has a direct ownership interest. If another NOI, flow-through entity, or U.S. branch fails to allocate a payment, you must provide, for that payment, the name of the NQI, flow-through entity, or U.S. branch that failed to allocate the payment.

            3. If a payee is identified as a foreign person, you must specify the rate of withholding to which the payee is subject, the payee's country of residence and, if a reduced rate of withholding is claimed, the basis for that reduced rate (for example, treaty benefit, portfolio interest, exempt under section 501 (c)(3), 892, or 895). The statement must also include the U.S. TIN (if required) and, if the beneficial owner is not an individual and is claiming treaty benefits, state whether the limitation on benefits and section 894 statements have been provided by the beneficial owner. You must inform the withholding agent as to which payments those statements relate.

            4. Contain any other information the withholding agent requests in order to fulfill its withholding and reporting obligations under Chapter 3 of the Code and/or Form 1099 reporting and backup withholding responsibility.

            ALTERNATIVE PROCEDURE FOR NQLS. Under this procedure, you may provide information allocating a payment of a reportable amount to each payee (including U.S.-exempt recipients) after a payment is made. To use the alternative procedure you must inform the withholding agent on your withholding statement that you are using the procedure and the withholding agent must agree to the procedure.

            This alternative procedure cannot be used for payments that are allocable to U.S. non-exempt recipients.

            Under this procedure, you must provide a withholding agent with all the information required on the withholding statement (see above) and all payee documentation, except the specific allocation information for each payee, prior to the payment of a reportable amount. In addition, you must provide the withholding agent with withholding rate pool information. The withholding statement must assign each payee to a withholding rate pool prior to the payment of a reportable amount. A withholding rate pool is a payment of a single type of income, based on the income codes reported on Form 1042-S (for example, interest or dividends), that is subject to a single rate of withholding. The withholding rate pool may be established by any reasonable method agreed upon by you and the withholding agent. For example, you may agree to establish a separate account for a single withholding rate pool, or you may agree to divide a payment made to a single account into portions allocable to each withholding rate pool. You must determine withholding rate pools based on valid documentation or, to the extent a payment cannot be reliably associated with valid documentation, the applicable presumption rules.

            You must provide the withholding agent with sufficient information to allocate the income in each withholding rate pool to each payee (including U.S. exempt recipients) within the pool no later than January 31 of the year following the year of payment. If you fail to provide allocation information, if required, by January 31 for any withholding rate pool, you may not use this procedure for any payment made after that date for all withholding rate pools. You may remedy your failure to provide allocation information by providing the information to the withholding agent no later than February 14. See Regulations section 1.1441 -1.

PART IV -- CERTAIN UNITED STATES BRANCHES

LINE 11

Check the box to certify that you are either:

o A U.S. branch of a foreign bank subject to regulatory supervision by the Federal Reserve Board OR

o A U.S. branch of a foreign insurance company required to file an annual statement on a form approved by the National Association of Insurance Commissioners with the insurance department of a state, a territory, or the District of Columbia.

            By checking the box you are also certifying that the income you are receiving is not effectively connected with the conduct of your trade or business in the United States. You must provide your FIN on line 6 of Part I.

LINE 12 OR 13

If you are one of the types of U.S. branches specified in the instructions for line 11 on page 5, then you may choose to be treated in one of two ways:

            1. Check box 12 if you have an agreement with the withholding agent to which you are providing this form to be treated as a U.S. person. In this case, you will be treated as a U.S. person. Therefore, you will receive the payment free of Chapter 3 withholding but you will yourself be responsible for Chapter 3 withholding and backup withholding for any payments you make or credit to the account of persons for whom you are receiving the payment.

            2. Check box 13 if you do not have an agreement with the withholding agent to be treated as a U.S. person.

WITHHOLDING STATEMENT OF A U.S. BRANCH NOT TREATED AS A U.S. PERSON. If you checked box 13, you must provide the withholding agent with a written withholding statement. The withholding statement becomes an integral part of the Form W-8IMY. The withholding statement must provide the same information outlined under WITHHOLDING STATEMENT OF AN NQI on page 5.

PART V -- WITHHOLDING FOREIGN PARTNERSHIP OR WITHHOLDING FOREIGN TRUST

Check box 14 if you are a withholding foreign partnership or a withholding foreign trust for the accounts for which you are providing this form and you are receiving the income from those accounts on behalf of your partners, beneficiaries, or owners. If you are not receiving the income on behalf of your partners, beneficiaries, or owners, DO NOT complete Part V. Instead, complete
Part 11 or Part Ill, whichever is appropriate.

            If you are acting as a withholding foreign partnership or as a withholding foreign trust, you must assume primary withholding responsibility for all payments that are made to you for your partners, beneficiaries, or owners. Therefore, you are not required to provide information to the withholding agent regarding each partner's, beneficiary's, or owner's distributive share of the payment. If you are also receiving payments from the same withholding agent for persons other than your partners, beneficiaries, or owners, you must provide a separate Form W-8IMY for those payments.

PART VI -- NONWITHHOLDING FOREIGN PARTNERSHIP, SIMPLE TRUST, OR GRANTOR TRUST

Check box 15 if you are a foreign partnership or a foreign simple or grantor trust that is not a withholding foreign partnership or a withholding foreign trust. By checking this box, you are certifying to both of the statements on line 15.

NOTE: If you are receiving income that is effectively connected with the conduct of a trade or business in the United States, provide Form W-8ECI (instead of Form W-BIMY).

            If you are not receiving the income on behalf of your partners, beneficiaries, or owners, DO NOT complete Part VI. Instead, complete Part 11 or
Part Ill, whichever is appropriate.

            If you are acting on behalf of an NQI or another foreign partnership or foreign trust that is not a withholding foreign partnership or a withholding foreign trust, you must associate with your Form W-8IMY the Form W-8IMY of the other foreign partnership or foreign trust together with the withholding certificates and other documentation attached to that other form.

WITHHOLDING STATEMENT OF NONWITHHOLDING FOREIGN PARTNERSHIP OR NONWITHHOLDING FOREIGN TRUST. You must provide the withholding agent with a written withholding statement to obtain reduced rates of withholding and relief from certain reporting obligations. The withholding statement becomes an integral part of the Form W-8IMY. The withholding statement must provide the same information outlined under WITHHOLDING STATEMENT OF AN NQI on page 5.

PART VII -- CERTIFICATION

Form W-8IMY must be signed and dated by a person authorized to sign a declaration under penalties of perjury on behalf of the person whose name is on the form.

--------------------------------------------------------------------------------
PAPERWORK REDUCTION ACT NOTICE. We ask for the information on this form to carry out the Internal Revenue laws of the United States. If you are acting in any capacity described in these instructions, you are required to give us the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

            You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid 0MB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

            The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: RECORDKEEPING, 5 hr., 58 mm.; LEARNING ABOUT THE LAW OR THE FORM, 4 hr., 38 mm.; PREPARING AND SENDING THE FORM TO IRS, 6 hr., 8 mm.

            If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send Form W-8IMY to this office. Instead, give it to your withholding agent.
--------------------------------------------------------------------------------